                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 24th day of June, 1998, by and between EDUCATIONAL SYSTEMS, INC., a Utah corporation whose address for purposes of this Agreement is 3507 North University Aye, #250, Provo, Utah 84604 (the "Seller"), SENTO TRAINING CORPORATION, a Utah corporation whose address for purposes of this Agreement is 311 North State Street Orem, Utah 84057 (the "Buyer"), RICHARD S. SMITH, an individual, and KERRY 0. ARNOLD, an individual, (collectively, the "Principals"), whose common address for purposes of this Agreement is 3507 North University Aye, #250, Provo, Utah 84604.

                                    RECITALS

         WHEREAS, Seller is engaged in the business of marketing, selling and promoting training courses for users, designers and engineers of computer networks (the "Courses"), including, without limitation, Courses designed to assist students to pass any core or elective tests necessary to receive the Microsoft Certified Systems Engineer ("MCSE") or Certified Novell Engineer ("CNE") designations (the "Business").

         WHEREAS, Buyer desires to purchase, and Seller desires to soil, substantially all of the assets used in conducting the Business, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Buyer, Seller and the Principals hereby agree as follows:

                         I. PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE. Except as set forth in Section 12 below, at the Closing (as defined below) Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all claims, encumbrances and liabilities, all of the assets, tangible and intangible, real and personal, used by Seller in connection with the operation of the Business (all of which are referred to collectively herein as the "Assets") including, but not by way of limitation:

         (a) all rights to market, sell or promote the MCSE and CNE Courses on behalf of Astron, Inc. as provided for in that certain agreement dated June 4, 1997 between Seller and Astron, Inc.

         (b) all intellectual property used in connection with the operation of the Business;

         (c) all supplier lists, promotional materials, literature, books and records related to the Business; and

         (d) all other intangible rights associated with the Business, including, without limitation, all goodwill, approvals, authorizations, contract rights, escrow accounts, agreements,

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

                  instruments, documents of title, general intangibles, options and all other permits, approvals and certificates used, obtained or held in connection with the Business.

         1.2 EXCLUDED ASSETS. Notwithstanding the sale, transfer and conveyance described in Section 1.1 above, the parties agree that Assets shall not include and Buyer shall not, pursuant to this Agreement, acquire any interest in (a) the name "Educational Systems, Inc." or any rights to use such name or (b) any of the assets included in paragraphs 5.2 and 5.3 herein, including the physical assets identified on EXHIBIT A attached hereto and incorporated herein by this reference (the "EXCLUDED ASSETS").

         1.3 NO ASSUMPTION OF LIABILITIES. Buyer shall not assume any of the liabilities, obligations, duties or encumbrances of Seller generally or in connection with Seller's operation of the Business; in particular, but without limitation, Buyer shall not assume any liabilities, obligations, duties or encumbrances under the Jamestown Lease. Seller agrees and covenants that it shall remain liable for and shall satisfy in a timely manner all liabilities, obligations, duties and agreements of Seller relating to or arising in connection with the Business or the Assets based on events that occur on or prior to the Closing Date.

                      II. PURCHASE PRICE: MANNER OF PAYMENT

         2.1 PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions set forth in This Agreement, as consideration for Seller's execution of this Agreement and performance of its obligations hereunder, including, without [imitations, the sale of the Assets, Buyer agrees to pay to Seller, in cash and shares of the Common Stock (the "Sento Common Stock") of Sento Technical Innovations Corporation ("Sento") the purchase price determined in accordance with the provisions of this Article II (the "Purchase Price"). The actual amount of the Purchase Price shall be equal to the greater of (a) Six Hundred Thousand Dollars ($600,000) or (b) an amount equal to Ten Percent (10%) of the gross sales price actually received by Buyer from the sale and delivery of live, in-person, instructor-led MCSE and CNE Courses conducted in the United States (including all replacement or successor Courses thereto), resulting from Buyer financed marketing efforts and delivered after August 1, 1998 and continuing with respect to all Courses for which Buyer initiates marketing activities on or prior to March 31, 2001, and pursuant to which Courses are scheduled on or prior to June 30, 2001, regardless of the timing of payment for such Courses (such period to be referred hereinafter as the "PAYMENT PERIOD" net of any refunds, rebates, discounts, axes and costs of collection (including attorneys' fees), up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000).

         2.2 INITIAL INSTALLMENT. Subsequent to Closing, Buyer shall pay to Seller an initial installment of the Purchase Price in the amount of One Hundred Thousand Dollars ($100,000). To facilitate Buyer's payment of such initial installment, (a) at the Closing, Seller shall deliver to Buyer a schedule of creditors, to be attached to this Agreement as Exhibit "C", identifying each creditor and setting forth the amount of and basis for each payment to be made by Seller and (b) subsequent to the Closing, Seller shall, in good faith, proceed to pay such creditors. Seller agrees that for the first 60 days after Closing, the funds provided in this section shall be used solely for the purpose of payment to Seller's creditors. Any balance remaining thereafter may be disbursed at the discretion of Seller.

         2.3 INSTALLMENT PAYMENTS. In addition to Buyer's payment of amounts required by Section 2.2 above, Buyer shall pay to Seller the remainder of the Purchase Price in monthly and quarterly installments, the timing and amounts of which shall be determined as follows.

         (a) Buyer shall pay to Seller 33 equal cash payments in the amount of $7,576 on the first day of each month, beginning August 1, 1998 (the Monthly Payment) and continuing to and including April 1, 2001.

         (b) Within thirty (30) days of the conclusion of each calendar quarter during the Payment Period, Buyer shall deliver to Seller, in cash and shares of Sento Common Stock a reconciliation payment (the "Quarterly Payment") in an amount equal to the difference between (i) the actual Purchase Price payable by Buyer pursuant to Section 2.1 above with respect to MCSE and CNE Course sales during the applicable quarter and
                  (ii) the aggregate amount of all Monthly Payments paid by Buyer to Seller with respect to the applicable quarter. The Quarterly Payment shall be paid in cash and shares of Sento Common Stock in accordance with the following procedure:
                  First, Buyer shall cause Sento Technical Innovations Corporation ("Sento") to issue to Seller shares of Sento Common Stock having a value (determined pursuant to Section
                  2.4 below) equal to the amount of the Quarterly Payment, but not in excess of the aggregate amount of all Monthly Payments paid by Buyer with respect to the applicable quarter; Second, if the amount of the Quarterly Payment exceeds the aggregate amount of all Monthly Payments wfth respect to the applicable quarter, the balance of the Quarterly Payment will be paid In two equal portions, one portion of which will be paid in cash and the other portion of which will be paid in shares of Sento Common Stock having a value (determined pursuant t~ Section
                  2.4 below) equal to the cash portion.

         (c) Buyer's obligation to deliver any shares of Sento Common Stock pursuant to this Agreement shall be contingent upon Seller's delivery at the Closing of the subscription agreement described in Section 4.2(d) below, together with all other certificates, documents and agreements required to conform such issuance to the requirements of all applicable state and federal securities laws, as determined by Sento. If, in Sento's discretion, such documentation does not warrant the issuance of stock, then such payments will be made in cash.

         2.4 VALUE OF COMMON STOCK. For purposes of determining the value of the shares of Sento Common Stock to be delivered to Seller pursuant to Section 2.3 above, the value of each share of Sento Common Stock shall be equal to the lesser of (a) the closing sale price for a share of Sento Common Stock, as reported by the Nasdaq Stock Market, on the last trading day of the applicable calendar quarter and (b) the following amounts, as applicable, during the Payment Period (i) for quarterly periods occurring between the Closing Date and March 31, 1999, Five Dollars ($5.00) per share; (ii) for quarterly periods occurring between April I, 1999 and March 31, 2000, Seven and 50/100 Dollars ($7.50) per share; and (iii) and for quarterly periods occurring between April 1, 2000 and March 31, 2001, Ten Dollars ($10.00) per share.

         2.5 PRORATIONS. Subject to the other provisions of this Agreement, including, without limitation, Section 1.3 above, the parties agree to prorate as of the Closing Date any taxes, utilities, insurance premiums and other charges relating to the Assets.

                     III. PRE-CLOSING RIGHTS AND OBLIGATIONS

         3.1 OPPORTUNITY TO INVESTIGATE. Prior to the Closing Date, Seller shall afford Buyer and its accountants, attorneys and other authorized representatives free and full access during regular business hours to the books, records, personnel and properties of Seller and the Business in order that Buyer may have a full opportunity to make such investigation as it may desire of the Business and all properties and affairs of Seller as they relate to the Business.

         3.2 CONDUCT OF BUSINESS. Prior to the Closing Date, Seller shall conduct the Business only in the ordinary and usual course of business consistent with past practices. No change shall be made in the policies and practices of the Business without the prior written consent of Buyer in each instance. Seller shall pay when due all amounts and obligations relating to or arising in connection with the Business including, without limitation, all lease payments, insurance premiums, taxes and accounts payable.

         3.3 PROTECTION OF ASSETS. Prior to the Closing Date, Seller shall take all actions reasonably necessary to protect its title to, and the condition of, the Assets. Seller shall maintain in full force and effect all existing insurance policies with respect to the Business and the Assets, except to the extent that such insurance policies may be replaced with policies providing equivalent or superior coverage and protection at the same or lower rates with Buyer's prior written consent

         3.4 CONFIDENTIALITY. Buyer and Seller shall maintain the confidentiality of any non-public information of the other party exchanged during the pendency of this Agreement. Neither party will make public disclosure of the proposed transaction without the prior consent of the other party, except as necessary for Sento to comply with its reporting obligations as a public company.

                                   IV. CLOSING

         4.1 DATE AND PLACE OF CLOSING. The closing of the sale of the Assets (the "Closing") shall be held at such time and location as Buyer and Seller shall mutually agree on June 24, 1998, with effect on July 1, 1998 (the "Closing Date"). At the Closing, title to all of the Assets, as outlined in section one above, shall pass to Buyer.

         4.2      SELLER'S CLOSING DELIVERIES. At the Closing, Seller shall:

         (a) deliver to Buyer possession of the Assets, such that Buyer shall be entitled to til enjoyment of the Assets;

         (b) deliver to Buyer a schedule of creditors of the Business as contemplated by Section 2.2 above;

         (c) execute and deliver to Sento a subscription agreement relating to the shares of Sento Common Stock to be transferred pursuant to Section 2.3(b) above, in form and substance acceptable to Sento in its discretion; and

         (d) deliver to Buyer all other documents, agreements, certificates, books and records relating to the Assets as Buyer shall reasonably request.

         4.3 BUYER'S CLOSING DELIVERIES. Subject to the terms, conditions and provisions hereof, including, without limitation, Seller's performance of each of its obligations set forth in Section 4.2 above, upon the completion of the Closing. Buyer shall, at the times and in the amounts set forth in Article U above, pay the Purchase Price, less any offset for claims arising pursuant to Section 7.4 below.

                     V. POST-CLOSING RIGHTS AND OBLIGATIONS

         5.1 TRANSITION PERIOD. During the period between the Closing Date and August 1, 1998 (the "Transition Period"), Seller will continue marketing Courses to be held prior to August 1, 1998, and will provide Buyer oversight of marketing activities to verify that marketing of the Courses continues at levels acceptable to Buyer. MCSE and CNE Course revenues (net of any refunds, rebates, discounts, taxes and costs of collection) actually received by Buyer or Seller as a result of Seller's marketing efforts initiated prior to August 1, 1998 will be divided equally between Buyer and Seller. Buyer will pay to Seller Ten Percent (10%) of all MCSE and CNB Course revenues (net of any refunds, rebates, discounts, taxes and costs of collection) actually received by Buyer as a result of Buyer's marketing efforts initiated during the Transition Period for courses held after August 1, 1998, as defined in section 2.1 above. The parties shall apportion expenses such as "cold calls," telephones, reception. etc., during, or prior to, the Transition Period based on which party is responsible for initiating the particular marketing efforts; i.e., costs expended by Seller to aid Buyer in the marketing efforts for which it is responsible shall be refunded to Seller. Further, during the Transition Period, the panics shall work together to settle any outstanding accounts or other issues relative to Courses held prior to August 1, 1998.

         5.2 PHYSICAL ASSETS. Seller will retain ownership of Seller's tangible assets located at the Jamestown Property, including Seller's furniture, office equipment, telephone system and computer network. Subsequent to the Closing, Seller shall permit Buyer to occupy the Jamestown Property and use all such related assets during the remaining term of the Jamestown Lease, after which Buyer shall vacate possession of the Jamestown Property and return to Seller all assets of Seller located thereat. From Closing through December 31, 1998, Buyer shall reimburse Seller, on a monthly basis, an amount equal to the actual lease payment and utility expenses incurred by Seller with respect to the Jamestown Property. Seller shall maintain adequate insurance coverage of the Jamestown Property and shall cause all insurance policies relating to the Jamestown Property to name Buyer as an additional insured party.

         5.3 CONTACT DATABASE. Seller shall retain ownership and use of Seller's "Contact Database" but Seller shall allow Buyer the use of the Contact Database to further its marketing efforts for the Courses during the term of this Agreement and beyond. Seller will not use or allow the Contact Database to be used for Competitive Business Purposes as described in 5.4(b) below.

         5.4      SELLER'S BUSINESS ACTIVITIES.

         (a) Seller and each of the Principals acknowledges that (i) they constitute a limited number of persons who have performed a significant role in developing the Business: (ii) the Business is conducted throughout the United States; (iii) their work in connection with the development of the Business has given them, and will continue to give them, trade secrets of and confidential information concerning the Assets, the Business, the Courses

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                  and Buyer, (iv) the agreements and covenants contained in this
                  Section 5.4 are essential to protect the Assets and the Business and the goodwill associated therewith; and (v) they possess the means to support themselves and their dependents other than by engaging in any Competitive Business (as defined below) and the provisions of this Section 5.4 will not impair such ability.

         (b) Seller and each of the Principals covenants and agrees that during the Payment Period he or it will not to engage in any Competitive Business (as defined below) anywhere in the United States. As used herein, the term "Competitive Business" means the business of marketing, promoting, soiling, offering, teaching and developing live, instructor-led Courses related in any manner to MCSE or CNE training or certification.

         (c) Seller and each of the Principals acknowledge and agree that the covenants in this Section 5.4 are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the covenants in this Section 5.4, or any part thereof, is invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. Without limiting the generality of the foregoing, if, court determines that the geographic scope of the covenants in this Section 5.4 is unreasonable, then such scope shall be reduced to the geographic area where Buyer (including its affiliates) are engaged in the Business or such other geographic area as the court shall determine to be reasonable in light of the factors acknowledged by Seller and the Principals in Section 5.4(a) above.

         (d) Buyer and Seller agree that during the Payment Period Seller may continue to market and promote training courses that do not constitute a "Competitive Business" and may continue to use the name "Educational Systems, Inc."

         5.5 ASTRON AGREEMENT. The parties agree that, upon the execution of this Agreement, that the certain Agreement, dared as of June 4, 1997, by and between Astron Incorporated and Seller (the "Astron Agreement"), together with any subsequent agreements or addenda related in any manner thereto, shall be terminated with effect from August 1, 1998, but its previsions shall apply to courses marketed by Seller prior to August 1, 1998.

                       VI. REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS. For the purpose of inducing Buyer to enter into this Agreement and with the knowledge that Buyer will rely upon the following representations and warranties. Seller and each of the Principals represents and warrants to Buyer as follows:

         (a) AUTHORITY. Seller and the Principals possess all requisite power and authority to enter into this Agreement and to perform all of their respective obligations under this Agreement. Seller is not a party to, subject to, or bound by, and no part of the Assets are subject to any mortgage, deed of trust, loan agreement security agreement, lien, or other agreement or instrument of any kind, or any judgment, order, writ, injunction or decree of any court or governmental body, that will prohibit, prevent, or affect
                  (i) the carrying

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                  out of the transactions contemplated by this Agreement, or the performance by Seller of any of its obligations hereunder; or (ii) the use by Buyer of any part of the Assets.

         (b) COMPLIANCE WITH LAW. The operations of Seller with respect to the Business and the Assets have not violated, do not currently violate, and will not, as of the Closing Date, violate any federal, state, or local laws. Seller possesses all licenses, permits, certificates, orders, approvals and authority from federal, state or local governmental agencies which are necessary to conduct and continue to conduct the Business as presently constituted; and no suspension or cancellation of any such licenses, permits, certificates, orders, approvals or authority is threatened.

         (c) LITIGATION. There is no litigation. action, proceeding or investigation pending or threatened before any court, administrative agency or other governmental body or arbiter by, against, affecting or involving Seller which involves or affects the Business or any part of the Assets which would (i) affect in any way the ability of Seller to catty out the transactions contemplated by this Agreement or (ii) affect or threaten in any manner whatsoever Buyers ownership, use or possession of the Assets after the Closing Date.

         (d) ASSETS AND TITLE. Seller holds good and marketable title to all of the Assets. Neither Seller nor any Principal or any other person has sold, assigned, granted or transferred to any person, firm or entity any interest in the Assets, the Business, or any part thereof. Seller is authorized and possesses the right to sell, assign, transfer and convey the Assets to Buyer and to permit Buyer to occupy the Jamestown Property during the remaining term of the Jamestown Lease; and Seller's sole and undivided interest in and to the Assets is assignable and transferable. Upon the consummation of the transactions described in this Agreement, Buyer will acquire good and marketable title to all of the Assets, free and clear of any lien, claim, encumbrance, pledge or security interest of any nature whatsoever.

         6.2 REPRESENTATIONS AND WARRANTIES OF BUYER. For the purpose of inducing Seller to enter into this Agreement and with the knowledge that Seller and the Principals will rely upon the following representations and warranties, Buyer represents and warrants to Seller and each of the Principals as follows:

         (a) AUTHORITY. Buyer possess all requisite power and authority to enter into this Agreement and to perform all of its respective obligations under this Agreement and Buyer and Sento warrants that Buyer is authorized to enter into this Agreement and that payments in cash and stock will be paid as provided for herein. Sento further warrants that its wholly-owned subsidiary, Astron, Inc., consents to the transfer of Seller's rights to Buyer hereunder.

         (b) COMPLIANCE WITH LAW. The operations of Buyer with respect to the purchase of the Business and the Assets will not violate, as of the Closing Date, any federal, state, or local laws.

         (c) LITIGATION. There is no litigation, action, proceeding or investigation pending Or threatened before any court, administrative agency or other governmental body or arbiter by. against affecting or involving Buyer which would in any way impair its ability to complete all terms and conditions of this Agreement.

         6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made at any time by or on behalf of any of the parties, all of the covenants, representations, warranties, indemnifications, agreements and undertakings set forth in this Agreement, and in the separate instruments delivered hereunder, shall survive the Closing.

                           VII. ADDITIONAL OBLIGATIONS

         7.1 FURTHER ASSURANCES. From time to time after the Closing, each party to this Agreement at the request of the other party and without further consideration, shall execute and deliver or use its best efforts to cause to be executed and delivered such other consents, releases, assumptions and other instruments as the requesting party may reasonably deem necessary or desirable (a) to vest, perfect, or confirm, on record or otherwise, in the requesting party the title to any assets, properties, or rights acquired or to be acquired by the requesting party by reason of, or as a result of, the transactions provided for in this Agreement or (b) to put the requesting party in possession of any of such assets, property, or rights. In the case of any assets, properties, or rights, if any, which cannot be transferred effectively without the consent of a third party or governmental agency, Seller and the Principals shall, in good FAITH, cooperate in obtaining such consent promptly; and if any such consent shall not be obtainable, Seller and the Principals shall use best efforts to provide Buyer with the benefits thereof in some other manner.

         7.2 TAXES ARID EXPENSES. All sales, use and transfer taxes payable with respect to the sate and transfer of the Assets shall be paid by Seller. Buyer, Seller and the Principals shall pay their own fees and expenses incurred in the preparation and execution OF, and performance pursuant to, this Agreement.

         7.3 EMPLOYEES. Seller, Buyer and the Principals acknowledge and agree that Buyer shall have no obligation to employ after the Closing Date any current employee of the Business, and that Buyer shall retain all discretion with respect to its employment of any current employee of the Business who are principally employed or involved in the marketing of MCSE or CNE Courses in connection wit the purchase of the Assets and the operation of the Business after the Closing Date. In connection therewith:

         (a) Seller shall pay all obligations and retain all liability for amounts owing to employees of the Business which are incurred during any period prior to the Closing Date or attributable thereto, except as provided for in section 5.1 above.

         (b) Seller shall provide promptly to all employees employed in the Business all tax and employment forms and information required to be provided to such employees by Seller under applicable law. To the extent Buyer has control of any of this information, either due to its use of Seller's computers and equipment or due to Buyer employing the employees of the Business with accounting or tax knowledge. Buyer agrees to cooperate in providing the necessary information to Seller. Buyer also agrees to cooperate in providing any other information Seller may need for its own accounting or tax purposes where the information or knowledge is held by the computers, equipment or employees Buyer has hired from the Business.

         (c) Seller represents that as of the date of this Agreement all employees of the Business are, and covenants that as of the Closing Date all employees of the Business shall be, employees at will.

         7.4 INDEMNIFICATION. Seller shall indemnify and hold harmless Buyer from and against any and all liabilities, claims, obligations, demands, damages, costs, fees and expenses incurred by Buyer as a result of, arising out of, or otherwise in respect of (i) the ownership of the Assets or the operation of the Business on or prior to the Closing Date; (ii) any inaccuracy in, or breach of, any representation. warranty, covenant or agreement of Seller set forth in this Agreement; (iii) the application or any violation of, or failure to comply with, any bulk sales statute; and (iv) any and all actions, suits, proceedings, claims, liabilities, demands, assessments and judgments incident to any of the foregoing or such indemnification. It is the intention of the panics that this indemnity does not require payment as a condition precedent to recovery by Buyer against Seller under this indemnity and that, in the event a valid claim against Seller may be legally asserted against Buyer, then, pursuant to this Section 7.4, Buyer may withhold and offset the reasonable amount of any such claim against amounts otherwise payable by Buyer to Seller pursuant to this Agreement. The provisions of this Section 7.4 shall not limit or preclude in any manner the right of Buyer to seek and obtain indemnification from Seller pursuant to any other agreement or applicable law.

         7.5 ASSIGNABILITY. Buyer agrees to promptly notify Seller of any assignment of this Agreement or any of its rights hereunder. Buyer acknowledges that no assignment will have any adverse impact on Seller or the contractual rights and obligations entered into in this Agreement.

         7.6 ACCOUNTING AND RECORDS. Buyer agrees, in accordance with the payment of Purchase Price described in paragraph 2.1 above, that Seller shall, upon reasonable notice, be allowed access to Buyer's or its assignees accounting and records in order to verify the calculations used to determine the Purchase Price payment.

                             VIII. GENERAL PROVISIONS

         8.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to choice of law rules.

         8.2 WAIVER AND MODIFICATION. This Agreement may not be amended, superseded or canceled, and none of the terms and conditions hereof may be waived except by a written instrument executed by each party hereto: or, in the case of a waiver, by the party waiving compliance.

         8.3 ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto, contains the entire agreement between the parties (including any affiliates of the parties) with respect to the subject matter hereof and supersedes all prior understandings and agreements between Buyer, Seller and the Principals, including, without limitation, the Astron Agreement., as delineated in paragraph 5.5 above.

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

         8.4 CAPTIONS. The respective captions of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to modify or otherwise affect this Agreement

         8.5 ATTORNEYS FEES. If any legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys fees and costs incurred, in addition to any other relief to which it may be entitled.

         8.6 NOTICES. All notices and other communications required hereunder shall be in writing and shall be deemed given and effective when delivered personally or by overnight courier or deposited in the United States Mail, registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth in the introductory paragraph above (or at such other address as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

         IN WITNESS WHEREOF, this Agreement was executed by the parties as of the day and year first written above.


                                       "SELLER"

                                       EDUCATIONAL SYSTEMS, INC.,
                                         a Utah corporation

                                       By: /s/ Kerry G. Arnold
                                          --------------------------------
                                       Its: President



                                       "PRINCIPALS"

                                       /s/ Richard S Smith
                                       -----------------------------------
                                       Richard S. Smith


                                       /s/ Kerry G Arnold
                                       -----------------------------------
                                       Kerry G. Arnold

                                       "BUYER"

                                       SENTO TRAINING CORPORATION,
                                         a Utah corporation

                                       By: /s/ John Wendel
                                          --------------------------------
                                       Its: EVP



                                       SENTO TECHNICAL INNOVATIONS
                                       CORPORATION, a Utah Corporation

                                       By:
                                       Its:

                                     Exhibit A

                                  EXCLUDED ASSETS

Desks                                                   7
Credenza                                                1
File Cabinets                                           4
Conference Chairs                                      10
Desk Chairs                                            15
Cubicles                                               10
Tables                                                  4
Computers                                              13
Printers                                                3
Fax Machines                                            2
Copy Machine                                            1
Win Telephone System                                    1
Telephones                                             14
White Boards                                            5
Storage Cabinet-S                                       1
Shelving Units                                          3
Refrigerator                                            1
Microwave                                               1
Toaster                                                 1
Clocks                                                  2
Pictures                                                5
Other Miscellaneous Office Equipment

                                   EXHIBIT "B"
                                       TO
                  ASSET PURCHASE AGREEMENT DATED JUNE 24, 1998

                                PAYMENT SCHEDULE

Section 1:

          MCSE and CNE Course revenues resulting from Seller's marketing efforts initiated prior to August 1, 1998 Period will be divided as follows:

          A.  50% to Buyer.

          B.  50% to Seller.

Section 2:

          MCSE and CNE Course revenues resulting from Buyer's marketing efforts initiated during the Transition Period, with respect to courses held after August 1, 1998, will be divided as follows:

          A.  90% to Buyer.

          B.  10% to Seller.

                                    Exhibit C
                              ESI Accounts Payable

Maasai, Inc                                         $ 26,926.63
Rubin Response                                        21,343.59
Accumail Services, Inc                                15,841.42
American Name Services                                15,546.61 (18,119.21)*
American Mail Well                                     9,050.41
TelAmerica                                             6,313.85
Sylvan Prornetric                                      4,950.00
SOS Staffing Services                                  2,612.95
Darwin Fisher                                          1,135.00
Tom Scribner                                             900.96
Federal Express                                          767.95
System Technology, Inc                                   478.19
Multi Media Marketing                                    399.00
Viking                                                   349.52
Jamestown Square                                         198.20
Lock Box                                                 156.80
Pitney Bowes                                             145.11
Mount Olympus Water                                      138.86
Laser Supply of Utah, Inc                                104.13
Access Computer Products                                  52.06
Bidnet                                                    27.12
Personnel Concepts Limited                                 9.95
                                                    -----------
        Total                                       $107,498.37


The above represents amounts owing to third party vendors for which services have been received. The amounts and total will vary as payments are made and new services received in the day-to-day course of business. The above does not include Sento/ESI reconciliations and accounts which are still open.

* The difference represents an item for which we are not responsible.

                            STOCK ISSUANCE AGREEMENT

          THIS STOCK ISSUANCE AGREEMENT (the "Agreement") is made and entered into this 24th day of June, 1998 by and among EDUCATIONAL SYSTEMS, INC., a Utah corporation (ES!), SENTO TECHNICAL INNOVATIONS CORPORATION, a Utah corporation ("Sento"), and RICHARDS. SMITH, an individual, and KERRY (3. ARNOLD, an individual (collectively, the "Principals").

                                    RECITALS:

          WHEREAS, pursuant to the terms of an Asset Purchase Agreement, dated June __, 1998, by and between ES!, Sento Training Corporation, a Utah corporation which is a wholly-owned subsidiary of Sento ("Sento Training"), and the Principals (the "Purchase Agreement"), Sento Training has agreed to purchase from ES!, and ES! has agreed to sell to Sento Training, substantially all of the assets of ES!; and

          WHEREAS, in partial consideration for ESI's performance of its obligations under the Purchase Agreement, Sento has agreed to issue and deliver to EM certain shares (the "Shares") of the Sento Common Stock, $25 par value (the "Common Stock"), at the times and in the manner set forth in the Purchase Agreement, including, without limitation, the provisions of
Section 2.3 (b) of the Purchase Agreement; and

          WHEREAS, the obligation of Sento to issue and deliver the Shares to ESI is expressly contingent upon ESI's delivery of all representations, warranties and documents requested by Sento in order to accomplish such issuance and delivery; and

          WHEREAS, subject to the terms and conditions of the Purchase Agreement, this Agreement sets forth certain terms and conditions upon which Sento is willing to issue and deliver the Shares to ESI.

                                   AGREEMENT:

          NOW, THEREFORE, upon these premises and in consideration of the mutual obligations set forth herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. ISSUANCE OF SHARES. Upon the terms and subject to the conditions set forth in the Purchase Agreement, Sento shall, at the times and in the manner set forth in the Purchase Agreement, issue and deliver to ES! a presently indeterminate number of newly issued shares of Common Stock, the number of which shall be calculated in the manner set forth in the Purchase Agreement.

          2. ACKNOWLEDGEMENTS. As an inducement to Sento to enter into this Agreement and to issue and deliver the Shares acid with the knowledge that Sento and Sento Training will rely upon each of the following acknowledgments and agreements, ESI and each of the Principals hereby acknowledges and agrees that:

          2.1 Sento has previously made available for inspection by ESI and the Principals financial statements and other financial, corporate and business information and records with respect to Sento.

          2.2 The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or 'blue sky' laws, and al-c being issued to ES! pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities and blue sky laws, and:

                   (i) the Shares may not be resold, pledged, transferred. hypothecated or otherwise disposed of unless the Shares are subsequently registered under the Securities Act and relevant state securities and blue sky laws or unless Sento receives an opinion of ESI's counsel In a form acceptable to Sento and its legal counsel that with respect to the Shares registration is not required under the Securities Actor under the securities or blue sky laws of any state;

                   (ii) a notation will be made upon the appropriate records of Sento andante certificate or certificates representing the Shares so that transfers of the Shares will not be effected without compliance with such restrictions on transferability and resale and reflecting the terms and conditions of this Agreement and the Purchase Agreement;

                   (iii) the Securities and Exchange Commission (the "Commission") has taken the position that persons who offer or sell restricted securities such as the Shares are on notice that, in view of the broad remedial purposes of the Securities Act and of public policy which supports registration, they will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and, in connection with resales, the Commission has stated that the "change in circumstances" concept which previously applied in determining whether such resales were exempt from registration, will no longer be considered on that issue;

                   (iv) ESI may have to bear the economic risk of any investment related to the Shares for an indefinite period of time; and

                   (v) no representation, promise or agreement has been made concerning the marketability or value of the Shares or that any of the Shares will be registered under the Securities Actor any state securities or blue sky laws at any time in the future or will otherwise be qualified for sale under applicable securities laws.

         2.3 Any investment in the Common Stock is highly speculative and subject to substantial risks, including, without limitation, the risks identified in Sento's filings with the Commission, which filings Sento has encouraged ESI and the Principals to review in detail and ESI and the Principals have had a reasonable opportunity to review.

         2.4 No representation, warranty, promise or agreement has been made to ESI with respect to any of the following:

                  (i) the approximate or exact length of time ESI will be required to remain as owner of the Shares;

                  (ii) the percentage of profit and/or the amount or type of consideration (including dividends), profit or loss (including tax benefits) to be realized, if any, as a result of ESI's ownership of the Shares; and/or

                  (iii) that the past performance or experience of Sento will in anyway indicate the results of fixture operations of Sento, the results of the ownership of the Shares, or the likelihood of achievement of the overall objectives of Sento.

          3. REPRESENTATIONS AND WARRANTIES. To induce Sento to enter into this Agreement, to induce Sento Training to enter into the Purchase Agreement, and with the knowledge that each of Sento and Sento Training will relay upon each of the following representations and warranties, ES! and each of the Principals hereby represents and warrants that:

          3.1 ESI is able to bear the substantial economic risks of an investment in the Common Stock, including, but not limited to, the possibility of the complete loss of the ESI's investment in the Shares, the lack of a public market, and the limited transferability of the Shares which may make the liquidation of this investment impossible for the indefinite ffiture. ES! has no need for liquidity in such investment, and could afford a complete loss of such investment.

          3.2 ESI and the Principals have such knowledge and experience in financial and business matters that ESI and the Principals are capable of evaluating the merits and risks of the investment in the Common Stock and of protecting their own interests.

          3.3 The Shares will be acquired for ESI's own account for investment and not wit a view toward resale or distribution thereof, and ESI does not now have any reason to anticipate any change in ESI's circumstances or other particular occasion or event which would cause ESI to sell any of the Shares or any interest therein.

          3.4 ESI and the Principals have received and reviewed all business, corporate and financial documents and records concerning Sento that ESI and the Principals desire to receive and review.

          3.5 ESI and the Principals have been given an opportunity to discuss the history, business, corporate matters and prospects of Sento and the management thereof with the officers and directors of Sento. ESI and the Principals are fully informed with respect to the merits and risks associated with the Shares and with the history, management business, prospects and corporate matters of Sento.

          3.6 All representations and warranties set forth above or in any other written statement or document delivered by ESI or the Principals in connection with the transactions contemplated hereby are true and correct in all respects as of the date hereof and will be true and correct in all respects on and as of the date of each issuance and delivery of the Shares as contemplated by the Purchase Agreement as if made on and as of such date and will survive each issuance and delivery of the Shares.

          3.7 ESI and the Principals understand the meaning and legal consequences of the representations and warranties contained in this Agreement and agree, jointly and severally, to indemnify and hold harmless Sento and Sento Training and their respective directors, officers and agents from and against any and all losses, damages and liabilities due to or arising out of a breach of or the inaccuracy of any representation or warranty of ES! of the Principals in this Agreement. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by ES! or the Principals, ES! and the Principals do not hereby or in any other manner waive any right granted to ES! or the Principals under federal or state securities laws.

          4. CAPTIONS. The captions used herein are for convenience only and shall not be deemed a part of this Agreement and in no way define, limit, augment, extend or describe the scope, content or intent of any part or parts of this Agreement.

          5. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of Utah, without reference to principles governing choice or conflicts of laws.

          6. ASSIGNMENTS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, agents, heirs and assigns. Neither this Agreement nor any obligations hereunder shall be assigned by ESI.

          7. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and any exhibits and schedules attached hereto or thereto, constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement and the Purchase Agreement supersede all prior agreements between the parties hereto relating to all or part of the subject matter herein. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except by written agreement of the parties signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                       "ESI"

                                       EDUCATIONAL SYSTEMS, INC.
                                          a Utah corporation

                                       By: /s/ Kerry G. Arnold
                                          --------------------------------
                                       Its: President



                                       "SENTO"

                                       SENTO TECHNICAL INNOVATIONS CORPORATION,
                                          a Utah corporation

                                       By: /s/ Robert K Bench
                                          --------------------------------
                                       Its: Vice President/CFO



                                       "PRINCIPLES"

                                       /s/ Richard S. Smith
                                       -----------------------------------
                                       Richard S. Smith, an individual


                                       /s/ Kerry G. Arnold
                                       -----------------------------------
                                       Kerry G. Arnold, an individual

                                                                Execution Copy

                       RESTRICTED STOCK TRANSFER AGREEMENT

          THIS RESTRICTED STOCK TRANSFER AGREEMENT (the "Agreement") is made and entered into this 18th day of November, 1998 by and among SENTO CORPORATION, a Utah corporation ("Sento"), and JANAE ARNOLD, an individual, and HEIDI M. SMITH, an individual (collectively, the "Principals").

                                    RECITALS:

         WHEREAS, pursuant to the terms of an Asset Purchase Agreement, dated June 24, 1998, by and between Educational Systems. Inc., a Utah corporation ("ESI"), Sento Training Corporation, a Utah corporation which is a wholly-owned subsidiary of Sento ("Sento Training"), among other parties (the "Purchase Agreement"), Sento Training purchased from ESI, and ESI sold to Sento Training, substantially all of the assets of ESI; and

         WHEREAS, in partial consideration for ESI's performance of its obligations under the Purchase Agreement, Sento issued and delivered to ESI certain shares of Sento Common Stock, $.25 par value (the "Common Stock"), and agreed to issue to ESI certain additional shares of Common Stock at the times and in the manner set forth in the Purchase Agreement, including, without limitation, the provisions of Section 2.3(b) of the Purchase Agreement; and

         WHEREAS, ESI and the Principals have requested that Sento give its consent to a proposed transfer by EM to the Principals of all of the shares of Common Stock acquired or proposed to be acquired by ESI pursuant to the terms of the Purchase Agreement (collectively, the "Shares"); and

         WHEREAS, subject to the terms and conditions of the Purchase Agreement, this Agreement sets forth certain terms and conditions upon which Sento is willing to consent to the proposed transfer of the Shares from ESI to the Principals.

                                   AGREEMENT:

         NOW, THEREFORE, upon these premises and in consideration of the mutual obligations set forth herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. CONSENT TO TRANSFER OF SHARES. Upon the terms and subject to the conditions set forth in the Purchase Agreement and this Agreement, Sento hereby consents to the proposed transfer of the Shares from ESI to the Principals.

                                                                Execution Copy

         2. ACKNOWLEDGMENTS. As an inducement to Sento to enter into this Agreement and to consent to the transfer of the Shares from ESI to the Principals and, with the knowledge that Sento will rely upon each of the following acknowledgments and agreements, each of the Principals hereby acknowledges and agrees that:

         2.1 Sento has previously made available for inspection by the Principals financial statements and other financial, corporate and business information and records with respect to Sento.

         2.2 The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or "blue sky" laws, and have been and will be issued to ESI pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities and blue sky laws, and:

                  (i) the Shares may not be resold, pledged, transferred, hypothecated or otherwise disposed of unless the Shares are subsequently registered under the Securities Act and relevant state securities and blue sky laws or unless Sento receives an opinion of counsel to the Principals in a form acceptable to Sento and its legal counsel that with respect to the Shares registration is not required under the Securities Act or under the securities or blue sky laws of any state;

                  (ii) a notation will be made upon the appropriate records of Sento and on the certificate or certificates representing the Shares so that transfers of the Shares will not be effected without compliance with such restrictions on transferability and resale and reflecting the terms and conditions of this Agreement and the Purchase Agreement;

                  (iii) the Securities and Exchange Commission (the "Commission") has taken the position that persons who offer or sell restricted securities such as the Shares are on notice that, in view of the broad remedial purposes of the Securities Act and of public policy which supports registration, they will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and, in connection with resales, the Commission has stated that the "change in circumstances" concept, which previously applied in determining whether such resales were exempt from registration, will no longer be considered on that issue;

                  (iv) the Principals may have to bear the economic risk of any investment related to the Shares for an indefinite period of time; and

                  (v) no representation, promise or agreement has been made concerning the marketability or value of the Shares or that any of the Shares will be registered under the Securities Act or any state securities or blue sky laws at any time in the future or will otherwise be qualified for sale under applicable securities laws.

         2.3 Any investment in the Common Stock is highly speculative and subject to substantial risks, including, without limitation, the risks identified in Sento's filings with the Commission, which filings Sento has encouraged the Principals to review in detail and the Principals have had a reasonable opportunity to review.

                                                                Execution Copy

         2.4 No representation, warranty, promise or agreement has been made to the Principals with respect to any of the following:

                  (i) the approximate or exact length of time the Principals will be required to remain as owners of the Shares;

                  (ii) the percentage of profit and/or the amount or type of consideration (including dividends), profit or loss (including tax benefits) to be realized, if any, as a result of the ownership of the Shares by the Principals; and/or

                  (iii) that the past performance or experience of Sento will in any way indicate the results of future operations of Sento, the results of the ownership of the Shares, or the likelihood of achievement of the overall objectives of Sento.

         3. REPRESENTATIONS AND WARRANTIES. To induce Sento to enter into this Agreement and with the knowledge that Sento will relay upon each of the following representations and warranties, each of the Principals hereby represents and warrants that:

         3.1 each of the Principals is able to bear the substantial economic risks of an investment in the Shares, including, but not limited to, the possibility of the complete loss of the investment of the Principals in the Shares, the lack of a public market, and the limited transferability of the Shares which may make the liquidation of this investment impossible for the indefinite future. The Principals have no need for liquidity in such investment, and could afford a complete loss of such investment.

         3.2 The Principals have such knowledge and experience in financial and business matters that the Principals are capable of evaluating the merits and risks of the investment in the Common Stock and of protecting their own interests.

         3.3 The Shares will be acquired for the Principals' own account for investment and not with a view toward resale or distribution thereof, and the Principals do not now have any reason to anticipate any change in their circumstances or other particular occasion or event which would cause the Principals to sell any of the Shares or any interest therein.

         3.4 The Principals have received and reviewed all business, corporate and financial documents and records concerning Sento that the Principals desire to receive and review.

         3.5 The Principals have been given an opportunity to discuss the history, business, corporate matters and prospects of Sento and the management thereof with the officers and directors of Sento. The Principals are fully informed with respect to the merits and risks associated with the Shares and with the history, management, business, prospects and corporate matters of Sento.

         3.6 All representations and warranties set forth above or in any other written statement or document delivered by ESI or the Principals in connection with the transactions contemplated hereby or by the Purchase Agreement are true and correct in all respects as of the date hereof and will be true and correct in all respects on and as of the date of each issuance and delivery of the Shares as contemplated by

                                                                Execution Copy

the Purchase Agreement as if made on and as of such date and will survive each issuance and delivery of the Shares.

         3.7 The Principals understand the meaning and legal consequences of the representations and warranties contained in this Agreement and agree, jointly and severally, to indemnify and hold harmless Sento and Sento Training and their respective directors, officers and agents from and against any and all losses, damages and liabilities due to or arising out of a breach of or the inaccuracy of any representation or warranty of the Principals in this Agreement. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Principals, the Principals do not hereby or in any other manner waive any right granted to the Principals under federal or state securities laws.

         4. CAPTIONS. The captions used herein are for convenience only and shall not be deemed a part of this Agreement and in no way define, limit, augment, extend or describe the scope, content or intent of any pan or parts of this Agreement.

         5. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of Utah, without reference to principles governing choice or conflicts of laws.

         6. ASSIGNMENTS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, agents, heirs and assigns. Neither this Agreement nor any obligations hereunder shall be assigned by the Principals.

         7. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement (including any exhibits and schedules attached thereto) and any other documents or instrument executed in connection therewith including, without limitation, a Stock Issuance Agreement dated June 24, 1998, constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement, the Purchase Agreement and the Stock Issuance Agreement described above supersede all prior agreements between the parties hereto relating to all or part of the subject mailer herein. No representations, oral or written, modifying or contradicting the tem~s of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except by written agreement of the parties signed by the party against whom enforcement is sought.

                                                                Execution Copy

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                       "SENTO"


                                       SENTO TECHNICAL INNOVATIONS CORPORATION,
                                          a Utah corporation


                                       By: /s/ Robert K. Bench
                                          --------------------------------
                                       Its: Vice President/CFO



                                       "PRINCIPALS"


                                       /s/ Heidi M. Smith
                                       -----------------------------------
                                       Heidi M. Smith, an individual


                                       /s/ Janae Arnold
                                       -----------------------------------
                                       Jane Arnold, an individual